Exhibit 99.1
FFI Reports 41% Organic Revenue Increase; 287% Increase In Year Over Year Earnings; 66% Quarterly Revenue Increase
INDIANAPOLIS, April 11 /PRNewswire-FirstCall/ — Fortune Diversified Industries, Inc. (AMEX:FFI) announces record revenues for the second quarter of fiscal year 2006. Revenues for the three and six months ended February 28, 2006 were $33.4 million and $69.8 million, respectively as compared to $20.1 million and $45.2 million for the same periods of 2005, representing a 66% and 54% increase. The Company reported 41% organic revenue growth for the three months ended February 28, 2006 as compared to the same period of 2005. Diluted net income available to common shareholders for the three and six months ended February 28, 2006 was $316,000 or $0.03 per share and $1,163,000 or $0.11 per share, respectively, compared with net losses of ($1,324,000) or ($0.13) per share and ($621,000) or ($0.06) per share for the same period of 2005, representing a 124% and 287% increase.
“I am extremely pleased with our performance in a quarter that is traditionally our weakest due to the seasonality of our construction businesses within our wireless infrastructure segment,” stated John Fisbeck, CEO. “Our wireless infrastructure segment has accounted for over 50% of our revenue growth this year and we continue to expand our investment in personnel, training. New Fortune Wireless, Inc. offices opened during the quarter in Columbus, Cleveland, and Kansas City. Our Business Solutions segment continues to generate record quarterly revenues and profits. Our Ultraviolet Technology and Electronic Integration companies’ earnings have shown dramatic improvement with new product offerings and increased sales efforts. We continue to track $30M organic revenue growth for this year; revenues are budgeted at $150 million and earnings at $3 million or $0.25 per share for year ending 8/31/2006.”
About Fortune Diversified Industries, Inc.:
Fortune Diversified Industries’ current operating focus is achieved through its three operating segments. The Wireless Infrastructure segment includes James H. Drew Corporation, Innovative Telecommunications Consultants Inc., Telecom Technology Corporation, PDH Inc., Cornerstone Wireless Construction Services Inc., Magtech Services Inc. and Starquest Wireless Services Inc. The Manufacturing and Distribution segment includes Nor-Cote International Inc., Kingston Sales Corporation, and Commercial Solutions Inc. The Business Solutions Division includes Professional Staff Management, Inc. and Century II.
More information can be found at Fortune’s website at http://www.ffi.net/.
This news release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The words “expect,” “estimate,” “anticipate,” “predict,” “believe” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements may appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things, trends affecting the Company’s financial condition or results of operations. The readers of this report are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences, include, but are not limited to, the risks and uncertainties that are discussed under the heading “Management’s Discussion and Analysis or Plan of Operations.” The Company does not ordinarily make projections of its future operating results and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should carefully review the risk factors disclosed within Form 10-KSB for the year ended August 31, 2005 and the other documents filed by the Company with the Securities and Exchange Commission.
Source: Fortune Diversified Industries, Inc.
CONTACT: Amy Gallo, CFO of Fortune Diversified Industries, Inc.,
+1-317-532-1374